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                                                                  EXHIBIT 10.10


THE RYLAND GROUP, INC.
2002 EQUITY INCENTIVE PLAN

1. Purpose and Types of Awards

        The purpose of THE RYLAND GROUP, INC. 2002 EQUITY INCENTIVE PLAN (the "Plan") is to promote the long-term growth and profitability of the Corporation by providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation.

        The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, stock units, or any combination of the foregoing.

2. Definitions

        Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b) "Award" shall mean any stock option, stock appreciation right, restricted or unrestricted stock award, or stock unit award.

(c) "Board" shall mean the Board of Directors of the Corporation.

(d) "Change in Control" shall mean:

(i) The acquisition by any person, other than the Corporation or any employee benefit plans of the Corporation, of beneficial ownership of 20 percent or more of the combined voting power of the Corporation's then outstanding voting securities;

(ii) The first purchase under a tender offer or exchange offer, other than an offer by the Corporation or any employee benefit plans of the Corporation, pursuant to which shares of Common Stock have been purchased;

(iii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by stockholders of the Corporation of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(iv) Approval by stockholders of the Corporation of a merger, consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation.

(e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(f) "Common Stock" shall mean shares of common stock, $1.00 par value, of the Corporation.

(g) "Corporation" shall mean The Ryland Group, Inc. and its successors and assigns.
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(h) "Designated Beneficiary" shall mean the beneficiary designated by an Award holder, in a manner and to the extent determined by the Administrator, to receive amounts due or exercise rights of the Award holder in the event of the Award holder's death. In the absence of an effective designation by an Award holder, "Designated Beneficiary" shall mean the Award holder's estate.

(i) "Effective Date" shall mean the date the Plan is approved by the stockholders of the Corporation.

(j) "Fair Market Value" shall mean, with respect to a share of the Corporation's Common Stock or other property for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, "Fair Market Value" with respect to a share of the Corporation's Common Stock shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2.1(i) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

(k) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(l) "1992 Equity Incentive Plan" shall mean The Ryland Group, Inc. 1992 Equity Incentive Plan, the term of which expires on April 15, 2002.

3. Administration

(a) Administration of the Plan. The Plan shall be administered by the Board, the Compensation Committee of the Board, or any committee or committees that are appointed by the Compensation Committee or the Board from time to time (the Board, the Compensation Committee of the Board and any appointed committee or committees are referred to as the "Administrator").

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

        The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(c) of the Plan, (A) any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder, and (B) the exercise price for any outstanding stock option granted under the Plan may not be decreased after the date of grant nor may any outstanding stock option granted under the Plan be surrendered


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to the Corporation as consideration for the grant of a new stock option with a lower exercise price); and (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other service relationship with the Corporation.

        The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable. To the extent permitted by applicable law, the Administrator may delegate to one or more executive officers of the Corporation the power to (i) grant Awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor provision and are not officers of the Corporation, and (ii) make all determinations under the Plan with respect thereto, provided that the Administrator shall fix the maximum amount of such Awards for the group and a maximum for any one Award recipient.

(c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and by-laws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4. Shares Available for the Plan; Maximum Awards

(a) Subject to the following provisions of this Section 4 and adjustments as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall be equal to the sum of: (i) 650,000 shares of Common Stock; (ii) any shares of Common Stock remaining under the 1992 Equity Incentive Plan on the date such Plan expires that were not then subject to outstanding Awards; and (iii) any shares of Common Stock that are represented by Awards granted under the 1992 Equity Incentive Plan that are forfeited, expire or are canceled without delivery of shares of Common Stock or which result in the forfeiture of the shares of Common Stock back to the Corporation.

(b) If any Award, or portion of an Award, under the Plan or the 1992 Equity Incentive Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award under the Plan or the 1992 Equity Incentive Plan (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Corporation, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422 and provided further, that no more than the number of


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shares available for issuance on the Effective Date shall be made available for purchase pursuant to such incentive stock options.

(c) If the exercise price of any stock option granted under the Plan or the 1992 Equity Incentive Plan is satisfied by tendering shares of Common Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. To the extent any shares of Common Stock covered by an Award are not delivered to an Award holder or the holder's Designated Beneficiary because the Award is settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

(d) Notwithstanding the provisions of Section 4(a) of the Plan and subject to adjustment as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to subsections (c) and (d) of Section 6 of the Plan (relating to restricted and unrestricted stock awards and stock units) shall be 130,000 shares of Common Stock; provided, however, that any shares of Common Stock that are forfeited back to the Corporation with respect to any such Awards shall be available for further Awards under subsections (c) and (d) of Section 6 of the Plan.

(e) Subject to adjustments as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to 500,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5. Participation

        Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Corporation or an Affiliate provided that such Awards shall not become vested prior to the date the individual first performs such services.

6. Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock, by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Corporation. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option. All stock options granted under the Plan must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term longer than ten (10) years. Except for adjustments pursuant to Section 7(c), the


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exercise price for any outstanding stock option granted under the Plan may not be decreased after the date of grant nor may any outstanding stock option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new stock option with a lower exercise price.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share with respect to an SAR shall in no event be lower than Fair Market Value as of the date of grant. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Stock Units. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units in such amounts and on such terms and conditions as it shall determine. Stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of stock units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Shares of Common Stock awarded in connection with an Award of stock units may be issued for such consideration as may be determined by the Administrator, including for no consideration or such minimum consideration as may be required by law. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a stock unit solely as a result of the grant of a stock unit to the grantee.

7. Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(b) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.


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(c) Adjustments; Business Combinations.

(i) Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock of the Corporation, (A) the maximum number of shares reserved for issuance or with respect to which Awards may be granted under the Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Corporation to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) In the event of any other changes affecting the Corporation, the capitalization of the Corporation or the Common Stock of the Corporation by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator except as otherwise provided in Section 7(d), in its discretion and without the consent of holders of Awards, may make: (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual, as provided in Section 4 of the Plan, and to the number, kind and price of shares covered by outstanding Awards; and (B) any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

(iii) The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and outstanding Awards.

(d) Change in Control. Notwithstanding the provisions of Section 7(c)(ii), in the event of a Change in Control, all Awards under the Plan are automatically and fully vested and immediately exercisable or payable in whole or in part. The obligations of the Corporation pursuant to the Plan and performance with respect to rights of Award holders thereunder shall be assumed by any participant, successor-in-interest or beneficiary of or interested party in the Change in Control (collectively, the Change-in-Control Participant), and the Change-in Control Participant shall cause the Awards to be assumed, or new rights substituted therefor, by another entity.

(e) Substitution of Awards in Mergers and Acquisitions in which the Corporation or an Affiliate is the Acquiring Entity. Solely in the event that the Corporation or an Affiliate is an acquiring entity in a merger, acquisition and other business combination, Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of a target entity who become or are about to become employees, officers, consultants or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time; provided, however, that the provisions of Section 6(a) relating to stock option repricing shall not be amended without approval by the Corporation's stockholders.


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(g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant
Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice. The Corporation expressly reserves the right at any time to dismiss an Award recipient free from any liability or claim under the Plan, except as expressly provided in the applicable Grant Agreement.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(i) Designated Beneficiaries. Unless otherwise provided in the applicable Grant Agreement, amounts or certificates due an Award recipient after his or her death under an Award shall be paid or delivered to the Award recipient's Designated Beneficiary in accordance with the terms and conditions of the Award.

(j) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

(k) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is approved by the stockholders of the Corporation. Prior to such approval, Awards may be made under the Plan expressly subject to such approval but any such Awards shall be void and ineffective if the Plan is not approved by the stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards shall be granted under the Plan after the close of business on April 24, 2012.